EXHIBIT 10
A.G. EDWARDS, INC.
NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

MARCH 1, 2003 RESTATEMENT

1.	Name of Plan. This plan shall be known as the "A.G. Edwards, Inc. Non-Employee Director Stock Compensation Plan" (the "Plan").

2.
Purpose of Plan. The purpose of this Plan is to increase the ownership interest in A.G. Edwards, Inc., a Delaware corporation (the "Company"), by Non-Employee Directors whose services are considered essential to the Company's continued progress and to provide a further incentive to serve as directors of the Company

3.
Effective Date and Term. This Plan was adopted March 1, 2002 and amended and restated effective March 1, 2003 (the "Effective Date"). This Plan shall remain in effect until the earlier of: (i) termination of the Plan by the Board or (ii) no shares of Common Stock remain available under the Plan.

4.	Definitions. The following terms shall have the meanings set forth below:

"Annual Meeting" means an annual meeting of the stockholders of the Company.

"Board" means the Board of Directors of the Company.

"Common Stock" means the Company's common stock, par value $1.00 per share.

"Non-Employee Director" means any director of the Company who is not currently an employee or an officer of the Company, or any subsidiary of the Company.

"One-half of the Annual Compensation" shall be the amount certified each year by the Corporate Secretary for a Non-Employee Director as one-half of the expected compensation to be paid to the Non-Employee Director for the fiscal year if the Non-Employee attends each regularly scheduled meeting of the Board of Directors of the Company, of each committee of which the Non-Employee Director is a member and of the Board of Directors of the brokerage company subsidiary.

"Plan Year" means the Company's fiscal year (currently, commencing on March 1 of any given calendar year and ending on the day before the next succeeding fiscal year).

The "Value" of a share of Common Stock as of any given date means the closing price of a share of Common Stock reported on the New York Stock Exchange for such day, or, if shares of Common Stock were not traded on the New York Stock Exchange on such date, then on the next preceding date on which such shares were traded.

5.
Awarded in Common Stock. One-half of the Annual Compensation for each Non-Employee Director (unless such Non-Employee Director is excluded from participation hereunder by the Board) shall be awarded in Common Stock, the Value of which shall be determined as of the first business day of July during the applicable Plan Year. If any Non-Employee Director is appointed during a Plan Year after July 1 then such portion shall be awarded in Common Stock, the Value of which shall be determined as of the first business day of the first calendar month following such Non-Employee Director's appointment to the Board (unless such Non-Employee Director is excluded from participation hereunder by the Board). If the number of shares of Common Stock to be awarded includes a fractional share, such number shall be rounded down to the nearest whole number of shares. Upon award, a Non-Employee Director shall have the rights as a stockholder with respect to any shares of Common Stock awarded and adjustments shall be made for dividends, ordinary or extraordinary (whether in cash or securities or property), or other distributions, or other rights in respect of such shares. Any Non-Employee Director who is determinedby the Board to not be entitled to any amount previously awarded may be required to forfeit the amount as determined by resolution of the Board.

6.
Delivery of Shares, Voting and Other Rights. Subject to Section 7 and Section 9, at the end of a Non-Employee Director's service as a Non-Employee Director, the Company shall deliver all awarded but previously undelivered shares of Common Stock as soon as practicable by either: (i) delivery of certificate(s) representing such shares or (ii) book entry reflecting deposit of such shares into an account for the benefit of such Non-Employee Director. A Non-Employee Director shall become the holder of record of the shares of Common Stock upon delivery. After the end of each Non-Employee Director's three-year term, a Non-Employee Director who is re-elected may request delivery of Common Stock awarded during any previously completed three-year term. Requests received from January 1 through June 30 will be delivered in the following January. Requests received from July 1 through December 31 will be delivered in the seventh month following the request.

7.
Tax Withholding. The Company shall have the right to require, prior to the delivery of any shares of Common Stock pursuant to this Plan, that a Non-Employee Director make arrangements satisfactory to the Company for the withholding of any taxes required by law to be withheld with respect to the delivery of such shares, including without limitation by withholding from any other payment due to the Non-Employee Director or by a cash payment to the Company by the Non-Employee Director.

8.
No Trust or Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its subsidiaries and a Non-Employee Director or any other person or entity. To the extent that any person acquires a right to receive payments from the Company or any of its affiliates pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or any of its subsidiaries.

9.	General Restrictions.

(a) Notwithstanding any other provision of this Plan, the Company shall not be required to deliver any shares of Common Stock under this Plan prior to fulfillment of all of the following conditions:

(i)
Any registration or other qualification of such shares under any state, federal, or foreign law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(ii)
Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for Non-Employee Directors.

(c)
All shares of Common Stock issued under this Plan must be held by the Non-Employee Director for at least six months after receipt unless the transaction under which such shares were issued is exempt under Rule 16b-3 under the Securities Exchange Act of 1934 from Section 16(b) of the Securities Exchange Act of 1934.

10.
Shares Available. Subject to Section 11 below, up to 15,000 shares of Common Stock may be awarded under the Plan, subject to adjustment for stock dividends, stock splits and similar recapitalization events. In no event may the number of shares available hereunder exceed one percent of the number of shares of Common Stock or one percent of the voting power outstanding before issuance. Shares of Common Stock awarded under the Plan may be taken from newly issued, treasury shares of the Company or purchased on the open market.

11.
Termination and Amendment. The Board shall have the power to amend or to terminate this Plan. All questions of interpretation of this Plan shall be determined by the Board and such determination shall be final and binding upon all persons having an interest in this Plan.

12.
No Right to Re-Election. Nothing in this Plan shall be deemed to create any obligation on the part of the Board to nominate any Non-Employee Director for re-election by the Company's stockholders or to limit the rights of the stockholders to remove any director.

13.
Governing Law. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to the choice or conflicts of laws rules thereof.

CERTIFICATION

The undersigned hereby certifies that the foregoing is a true, correct and complete copy of the A.G. Edwards Non-Employee Director Stock Compensation Plan, duly adopted by the Board of Directors, and in full force and effect as of _________________, 2003.

Douglas L. Kelly, Secretary